Exhibit 10.1

_________________________________________________________

DIP LOAN AND SECURITY AGREEMENT

Among

REGEN BIOLOGICS, INC. and RBIO, INC.,
as Borrowers

and

SPORTS MEDICINE HOLDING COMPANY LLC,
as Lender

Dated as of April 21, 2011

US$ 1.4 million

_______________________________________________________

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TABLE OF CONTENTS
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TABLE OF CONTENTS
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DIP LOAN AND SECURITY AGREEMENT, dated as of April 21, 2011 by and among REGEN BIOLOGICS, INC., a Delaware corporation (“ReGen”), and RBIO, Inc., a Delaware corporation (“RBIO”, and, together with ReGen, the “Borrower”), each a debtor and debtor-in-possession in the Chapter 11 case described below, as borrower, and SPORTS MEDICINE HOLDING COMPANY, LLC, a Delaware limited liability company (the “Lender”), as lender.

WHEREAS, the Borrower is a debtor and debtor-in-possession in the Case (as defined below);

WHEREAS, in support of the operating needs of the Borrower's business, the Borrower has requested to borrow, and the Lender is willing to lend, Loans in the aggregate principal amount of up to $1.4 million on the terms and conditions of this Agreement.

WHEREAS, the willingness of the Lender to make the aforesaid Loans available to the Borrower is conditioned on the Borrower’s agreement to pledge its assets as security for all present and future obligations of the Borrower under this Agreement, and the Borrower is willing to do so on the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1           Defined Terms. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

“Agreement” shall mean this DIP Loan and Security Agreement as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Asset Sale” means a sale, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person, of any of the Borrower’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired in each case pursuant to Section 363 of the Bankruptcy Code or a Reorganization Plan, which Asset Sale was approved pursuant to an order of the Bankruptcy Court in form and substance satisfactory to the Lender other than  inventory (or other assets) sold or leased in the ordinary course of the Borrower’s business.

“Bankruptcy Code” shall mean Title 11 of the United States Bankruptcy Code, as heretofore and hereafter amended, and codified as 11 U.S.C. Sec.Sec. 101 et seq.

“Bankruptcy Court” shall mean the United States Bankruptcy Court for the District of Delaware or any other court having jurisdiction over the Case from time to time.

“Borrower” shall have the meaning provided in the heading of this Agreement.

“Business Day” shall mean a day, other than a Saturday or Sunday, on which banks in New York City are not authorized or required to close.

“Case” shall mean the case pending under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court for the Borrower.

“Commitment” shall mean up to $1.4 million.

“Commitment Termination Date” shall mean June 15, 2011.

“Default” shall mean an Event of Default or any other event that, with the giving of notice or the lapse of time or both, would become an Event of Default.

“Dollars” “United States Dollars” and “$” mean lawful money of the United States of America.

“Event of Default” is defined in Section 8.10.

“Final Order” has the meaning assigned to that term in Section 4.3(b).

“Governmental Authority” shall mean any nation or government, or any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Indebtedness” of any Person at any date, shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all liabilities of such Person in respect of capital leases, (d) all obligations of such Person in respect of letters of credit and acceptances (or instruments serving a similar function) issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person whether or not such Person has assumed or otherwise become liable for the payment thereof, (f) all accounts receivable sold or assigned by that Person with full or partial recourse, and (g) any Guarantee of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof. Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under generally accepted accounting principles.

“Indemnified Liabilities” has the meaning assigned to that term in Section 10.1.

“Initial Budget Report” is defined in Section 2.2(a).

“Interim Budget Report” is defined in Section 2.2(a).

“Lender” shall have the meaning provided in the heading of this Agreement.

“Lien” shall mean, with respect to any Person, any mortgage, pledge, encumbrance, lien (statutory or other), charge, security interest, attachment, set-off, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, or any arrangement to provide priority or preference to a third party and, in the case of securities, a third party's right to purchase with respect to or upon any property or asset of such Person.

“Loan” shall mean each of the loans made to the Borrower under Section 2.1.

“Loan Documents” shall mean this Agreement, the Note and each other agreement or document entered into or relating to this Agreement.

“Material Adverse Effect” shall mean (i) a material adverse effect on the business, condition (financial or otherwise), operations, assets, performance or properties of the Borrower that, in the reasonable judgment of the Lender, could adversely affect the Borrower's ability to perform its payment or other obligations hereunder, or (ii) a material adverse effect on the validity or enforceability of this Agreement or any other Loan Document, or (iii) a material adverse effect on the rights and remedies of the Lender under this Agreement or any other Loan Document.

“Maturity Date” shall mean the earlier of (i) June 30, 2011, or (ii) the day that an Asset Sale closes.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) cash payments (including any cash received by way of deferred payment) or any proceeds received by the Borrower from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, that have been approved by the Bankruptcy Court.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) cash payments or any proceeds received by the Borrower or its agent (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of the Borrower by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred in connection with the repair or replacement of damaged property or the adjustment or settlement of any claims in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.

“Note” is defined in Section 2.4(b).

“Obligations” shall mean all present and future obligations of the Borrower under this Agreement, the Note and the other Loan Documents, whether for principal, interest, fees, indemnities, costs, expenses or any other amount, and in any event shall include all interest and other amounts that would accrue but for the commencement of bankruptcy proceedings.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Requirement of Law” shall mean, as to any Person, any law, treaty, rule, order or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reorganization Plan” shall mean a plan of reorganization in the Case.

“Senior Note” means that certain Note or Notes of the Borrower issued pursuant to the Subscription and Security Agreement dated as of March 11, 2011, as amended April 7, 2011, to Sports Medicine Holding Company, LLC or its assigns.

“Superpriority Claim” shall mean a claim against the Borrower in the Case which, pursuant to Section 364(c)(1) of the Bankruptcy Code, is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

Section 1.2          Collateral Definitions. The terms “Accounts”, “Chattel Paper”, “Commercial Tort Claims”, “Contracts”, “Deposit Accounts”, “Documents”, “Equipment”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Proceeds”, “Securities Accounts” and “Supporting Obligations” shall have the meanings assigned to those terms in the UCC.  In addition:

“Copyright Licenses” shall mean written agreements, now or hereafter in effect, granting any right under a Copyright and all rights under any such agreement.

“Copyrights” shall mean (i) copyrights arising under the laws of the United States, any other country or political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) the right to obtain all renewals thereof and (iii) all goodwill associated therewith.

“Domain Names” shall mean Internet domain names and associated URL addresses.

“Intellectual Property” shall mean intellectual and similar property of every kind and nature, including, without limitation, inventions, designs, Patents, Copyrights, rights under any Licenses, Trademarks (including Domain Names), Trade Secrets, Trade Secret Rights, confidential or proprietary technical and business information, know-how, show-how and other confidential or proprietary data or information, Software and databases and all goodwill associated with any of the foregoing.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense of Intellectual Property.

“Patent License” shall mean a written agreement, now or hereafter in effect, granting any right to make, use or sell any invention under a Patent and all rights under any such agreement.

“Patents” shall mean (a) letters of patent of the United States, any other country or political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (c) all rights to obtain any reissues or extensions of the foregoing, and (d) all goodwill associated with any of the foregoing.

“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.

“Real Property” shall mean all now owned and hereafter acquired real property of the Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

“Software” shall mean “software” as such term is defined in Section 9-102(a)(75) of the UCC.

“Trademark License” shall mean a written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark and all rights of that third party under any such agreement.

“Trademarks” shall mean: (a) trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names. Domain Names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, and (b) all goodwill associated therewith or symbolized thereby.

“Trade Secret Rights” shall mean the rights of the Borrower in a Trade Secret.

“Trade Secrets” shall mean secretly held existing engineering information or other data, information, production procedures and other know-how relating to the design, manufacture, assembly, installation, use, operation, marketing, sale and/or servicing of a product or business whether written or not.

Section 1.3           Plural Usage. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

ARTICLE II
AMOUNT AND TERMS OF LOAN.

Section 2.1           Loan Commitment. Subject to and upon the terms and conditions and in reliance upon the representations and warranties of the Borrower herein set forth, the Lender agrees, during the period from the date of this Agreement to and including the Commitment Termination Date, to make certain Loans to the Borrower, which Loans from the Lender shall be in an aggregate principal amount up to but not exceeding the Commitment, as more fully provided in Section 2.2.

Section 2.2           Initial Budget Report and Interim Budget Reports

(a)         So long as the Note is outstanding, the Borrower shall provide the Lender with (i) an initial 30 day operating budget provided at the date of this Agreement (the “Initial Budget Report”) and (ii) twice-monthly operating budgets of the Borrower (each, an “Interim Budget Report”) for subsequent periods not less than one week before such period begins.  The Initial Budget Report has been approved by the Lender.  Each Interim Budget Report shall be subject to the Lender’s approval, and may be amended once by the Borrower within one (1) business day following rejection by the Lender.  In the event that the Lender does not approve an Interim Budget Report, the Lender shall have no obligation to provide another Loan unless and until the Borrower submits an Interim Budget Report that is approved by the Lender.  The Initial Budget Report is attached hereto as Schedule 2.2.

(b)         The Lender shall make loans based on the Initial Budget Report commencing no later than May 16, 2011 and twice-monthly thereafter through the period covered by the Initial Budget Report.  Within two (2) business days of the Lender’s receipt of an Interim Budget Report, the Lender (unless it rejects such Interim Budget Report) shall make such Loan, in an amount equal to the lesser of (i) the remaining portion of its unfunded Commitment or (ii) an amount equal to the amount requested by the Issuer in such Interim Budget Report.  All payments by the Lender shall be paid in cash, by wire transfer of immediately available funds, or in some other form deemed acceptable by the Issuer, to an account designated in a written notice delivered by the Issuer to the Lender not later than two (2) business days prior to the Closing.

(c)         The Borrower covenants that all proceeds resulting from the Loans shall be used solely to fund the activities identified in the corresponding Initial Budget Report or Interim Budget Report and not for any other purpose without the consent of the Lender.

Section 2.3           Disbursement of Funds. On the date specified for borrowing in the Initial Budget Report or the applicable Interim Budget Report, the Lender will, subject to the terms and conditions of this Agreement, make its Loan available to the Borrower.

Section 2.4           Repayment of Loan; Evidence of Debt.

(a)         Each of ReGen and RBIO, jointly and not severally, hereby unconditionally promises to pay to the Lender the then unpaid principal amount of the Loans. All payments and prepayments under this Agreement and the Note, whether of principal, interest or other amounts, shall be made in accordance with Section 3.3.

(b)         The Borrower's obligation to pay the principal of and interest on the Loans shall be evidenced by a promissory note (a “Note”), duly executed and delivered by the Borrower substantially in the form of Exhibit A hereto, with blanks appropriately completed in conformity herewith.  The Note shall (i) be payable to the order of the Lender, and shall be dated the date of the borrowing of the related Loans from time to time, (ii) be in a stated principal amount equal to the Loans evidenced thereby, (iii) mature on the Maturity Date, (iv) be subject to mandatory prepayment as provided herein, (v) bear interest as provided in Section 2.5 and (vi) be entitled to all of the benefits of this Agreement.

(c)         The Lender shall mark the Note on its internal records the amount of each Loan and each payment with respect thereto; provided that the failure to make, or any error in making, a notation with respect to a Loan shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Note. Such notations shall constitute conclusive evidence (absent manifest error) of the accuracy of the information contained therein.

Section 2.5           Interest.

(a)         The Borrower agrees to pay interest on each Loan and Note, from the period from the date on which such Loan or Note is made to and including the date on which it is repaid in full, at a rate per annum equal to 12%.

(b)         Accrued interest shall be payable on the Maturity Date, and also on any date on which any principal of the Loans or Note is repaid, and on the date on which any Loan or Note shall be paid in full.

(c)         Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period for which such interest is payable. Each determination of an interest rate or fee by the lender will be conclusive evidence of such rate or fee and shall be binding on the Borrower, absent manifest error.

(d)         Notwithstanding the foregoing, any principal, interest, or other amount owing hereunder or under the Note which is unpaid when due (whether by acceleration or otherwise) shall bear interest, which shall be payable on demand from time to time by the Lender to which such amount is owed, from the date of default to the actual date of payment (before as well as after judgment), at a rate per annum equal to 18%.

(e)         Anything in this Agreement or the Note to the contrary notwithstanding, the rate of interest payable under this Agreement and the Note shall not exceed the maximum rate permitted by applicable law. If the making of any payment by the Borrower would result in a payment being made that is in excess of such rate, the applicable Lender will apply that excess to the reduction of principal, or will determine the payment or payments that are to be reduced or refunded, as the case may be, so that such result does not occur.

Section 2.6           Funding Losses. If the Borrower shall make any payment in respect of a Loan or Note on a day other than a scheduled payment date (whether by reason of the occurrence of an Event of Default or otherwise), or if any borrowing of Loans shall fail to take place on the date scheduled therefor, the Borrower shall indemnify and hold the Lender harmless for all funding, breakage and other reasonable losses, costs and expenses incurred or to be incurred by that Lender as a result of such payment or prepayment, as calculated in writing by the Lender, such calculations to be conclusive and binding absent manifest error, and subject in all respects to reasonableness; provided, however, that the Lender shall not be entitled to claim loss of expected interest resulting from any prepayment.

Section 2.7           Taxes.

(a)         All amounts payable under or in respect of this Agreement or the Note shall be paid free and clear of any set-off, counterclaim or other deduction or withholding of any nature and free and clear of all taxes, duties and imposts (including withholding or retention taxes) which may be levied by any jurisdiction.

(b)         Should any deduction or withholding under Section 2.7(a) be required by applicable law, the Borrower shall increase the amount thereof to the extent necessary to permit the Lender to receive the same amount, after such deduction or withholding (including deductions or withholding applicable to additional sums payable under this Section 2.7(b)) as the Lender would have received had no such deduction or withholding been made. For avoidance of doubt, additional amounts payable under this Section 2.7(b) shall not include any taxes imposed on the Lender's overall net income or profits by the jurisdiction in which the Lender is organized or in which the Lender's principal office or applicable lending office is located.

(c)         The Borrower shall promptly deliver to the Lender original tax receipts and such other evidence as the Lender may reasonably request to demonstrate that all amounts deducted or withheld have been paid to the appropriate taxation authority.

(d)         If the Lender is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement, it shall deliver to the Borrower at the time prescribed by applicable law, any properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. The Borrower shall not be required to pay any additional amounts to the Lender in respect of United States federal withholding tax pursuant to subsection (b) above if the obligation to pay such additional amounts would not have arisen but for a failure by the Lender to comply with the provisions of this subsection (d). For avoidance of doubt, the Lender shall not be obliged to disclose to the Borrower or any other Person any information regarding its tax affairs or tax computations, and nothing in this Agreement or any other Loan Document shall interfere with the Lender's right to arrange or manage its tax affairs in whatever manner it believes is appropriate.

(e)         Without limiting the survival of any other provisions of this Agreement or the Note, the agreements of the Borrower in this Section 2.7 shall survive the repayment in full of the Loans and the cancellation of the Note.

ARTICLE III
PAYMENTS.

Section 3.1           Mandatory Prepayments.

(a)         Asset Sales. No later than the first Business Day following the date of receipt by the Borrower of any Net Asset Sale Proceeds, the Borrower shall prepay the Loans in an aggregate amount equal to the lesser of (i) such Net Asset Sale Proceeds or (ii) the aggregate amount of principal and interest outstanding under the Loans.

(b)         Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by the Borrower or its agents of any Net Insurance/Condemnation Proceeds, the Borrower shall prepay the Loans in an aggregate amount equal to lesser of (i) such Net Insurance/Condemnation Proceeds or (ii) the aggregate amount of principal and interest outstanding under the Loans.

Section 3.2          Voluntary Prepayments. The Borrower may prepay the Loans, in whole or in part, without premium or penalty but subject to Section 2.6, without simultaneous notice to the Lender.

Section 3.3           Method and Place of Payment.

(a)         All payments under this Agreement and the Note shall be made without defense, set-off, recoupment or counterclaim of any kind, to the respective Lender not later than Noon (New York City time) on the date when due. All payments of principal of and interest on the Loans and the Note and all other amounts payable hereunder and thereunder shall be made in United States Dollars and in immediately available and freely transferable funds, by wire transfer to such account at such financial institution as the Lender may from time to time notify the Borrower.

(b)         Except as otherwise specifically provided herein, any payments under this Agreement or the Note to be made by the Borrower which are made later than Noon (New York City time) shall for all purposes hereof (including the following sentence) be deemed to have been made on the next succeeding Business Day.

(c)         Any payment required to be made hereunder or under the Note on a day that is not a Business Day shall instead be made on the next succeeding Business Day and interest shall accrue for the period of such extension.

Section 3.4          Waiver of Demand, etc. Each of ReGen and RBIO hereby waives presentment, demand, protest, notice of dishonor, and any other notice of any kind with respect to this Agreement and each Note.

ARTICLE IV
CONDITIONS PRECEDENT.

Section 4.1           Conditions Precedent to Effectiveness. The Commitment of the Lender and the borrowing of the Loans under this Agreement are subject to the satisfaction of the following conditions precedent:

(a)          Agreement. This Agreement shall have been executed and delivered by the Borrower and the Lender.

(b)         Authority. The Borrower shall have delivered to the Lender in form and substance satisfactory to the Lender, each of the following documents (each of which shall be dated on or about the date of the Loan), with an original copy for the Lender:

(i)           A copy of the by-laws of the Company, certified by an authorized officer of the Company as being true, correct, complete and up-to-date.

(ii)          A copy of the resolutions of the board of directors the Company authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, the granting of security hereunder and the consummation of all of the transactions contemplated hereby. Such resolutions shall be certified by an authorized officer of the Borrower as being true, correct, complete and up-to-date.

(iii)          A certificate of the certified by an authorized officer of the Company as to the incumbency in office and true signature of each officer of the Borrower who signs or will sign this Agreement and each of the other Loan Documents.

(iv)          Such other certificates, opinions and other documents as the Lender may reasonably request.

Section 4.2           Further Conditions Precedent. The obligation of the Lender to make the Loans on the occasion of each borrowing is subject to the satisfaction of the following additional conditions precedent:

(a)         Representations and Warranties True, No Default.

(i)            all representations and warranties contained in Article V are true and correct on and as of the date of such Loan, with the same effect as though made on and as of the date of such Loan; and

(ii)           no event has occurred and is continuing or condition exists, or would result from such Loan or the application of the proceeds thereof, which constitutes an Event of Default or a Default.

(b)           Note. The Lender shall have received a Note evidencing the Loan, duly completed, executed and delivered by the Borrower as provided in Section 2.4(b) of this Agreement.

Section 4.3           Further Conditions Precedent to Second Borrowing. The obligation of the Lender to make the Loans on the occasion of the second borrowing is subject to the satisfaction of the following additional conditions precedent:

(a)         Bidding Procedures. The entry by the Bankruptcy Court of an order on or before May 3, 2011, approving bidding and sale procedures in connection with the Asset Sale, which order shall (i) include, among other things, that the Bankruptcy Court shall schedule a hearing to be held on or before May 31, 2011, to consider entry of an order approving the Asset Sale and (ii) be in form and substance satisfactory to the Lender in its sole discretion.

(b)         Final Order. The Lender shall have received satisfactory evidence of the entry of an order of the Bankruptcy Court approving, on a final basis, this Agreement, the Note and the other Loan Documents and granting the Superpriority Claim status and senior Liens described in Section 5.9 (the “Final Order'), which Final Order (i) shall authorize extensions of credit in the amount of the Commitment, (ii) shall be in form and substance satisfactory to the Lender in its sole discretion, (iii) shall have authorized the use by the Borrower of any cash collateral consistent with the provisions of this Agreement and on terms and conditions satisfactory to the Lender and (iv) shall not have been vacated, stayed, reversed, modified or amended in any respect.

ARTICLE V
REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender to enter into this Agreement and to make available the term loan facility contemplated hereby, each of ReGen and RBio jointly and not severally makes the following representations, warranties and agreements, each of which shall survive the execution and delivery of this Agreement and the Note and the making of the Loans:

Section 5.1          Organization. The Borrower (i) is a corporation, duly organized and validly existing under the laws of the State of Delaware, (ii) has the corporate power and authority, and the legal right, to own and operate its property and to conduct the business in which it is currently engaged, (iii) is duly qualified under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so duly qualified could not reasonably be expected to have a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law (including, without limitation, all environmental laws), except (other than in the case of laws relating to corruption, money laundering, terrorism and bribery) any non-compliance which could not reasonably be expected to have a Material Adverse Effect. The Borrower and the Lender acknowledge that the Borrower is not in good standing in the State of Delaware.

Section 5.2          Corporate Power and Authority. The Borrower has the corporate power and authority, and the legal right and authority, to make, deliver and perform this Agreement and each of the other Loan Documents, to borrow and grant security hereunder and to consummate all of the other transactions contemplated hereby and thereby.

Section 5.3          Due Execution. The Borrower has taken all necessary corporate and legal and regulatory actions to authorize (i) the borrowing of the Loans on the terms and conditions of this Agreement and the other Loan Documents, (ii) the execution, delivery and performance of this Agreement and the other Loan Documents, and (iii) the granting of security and consummation of all of the other transactions contemplated hereby and thereby.

Section 5.4          Consent. Except for the Final Order, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Loan Documents, the borrowing of the Loans hereunder, the granting of security hereunder or the consummation of any of the other transactions contemplated hereby or thereby.

Section 5.5          Enforceability. This Agreement has been duly executed and delivered on behalf of the Borrower and constitutes, and each other Loan Document, when signed by a duly authorized signatory of the Borrower, will constitute, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms.

Section 5.6           No Defaults. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowing of the Loans hereunder, the use of the proceeds thereof and the consummation of each of the other transactions contemplated hereby and thereby will not violate any of the Borrower's organizational or governing documents or any Requirement of Law or any agreement, instrument or other undertaking to which the Borrower is a party or by which either of them is bound and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or agreement, instrument or undertaking.

Section 5.7           Priority. The Loans and the Note rank senior in priority to all other Indebtedness and obligations of the Borrower.

Section 5.8           No Tax Lien. No tax Lien has been filed against assets of the Borrower, and, to the knowledge of the Borrower, no written claim is being asserted, with respect to any such tax, fee or other charge. However, Borrower is overdue in the filing of certain tax returns or in the payment of certain  amounts in respect of taxes.

Section 5.9           Priority of Security Interest. This Agreement, subject to the entry and provisions of the Final Order, creates a valid, perfected security interest in substantially all of the property of the Borrower pursuant to Sections 364(d)(1), 364(c)(2) and 364(c)(3). In addition, subject to the entry and provisions of the Final Order, the DIP Lender shall be granted Superpriority Claim status pursuant to Section 364(c)(1) of the Bankruptcy Code.

Section 5.10         Title to Property. Other than with respect to certain Intellectual Property assigned to Off Madison Avenue, Inc. (which assignment the Borrowers dispute) as disclosed to the Lender, the Borrower has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property, including, but not limited to, Intellectual Property) all of their respective properties and assets reflected in their most recent financial statements, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business.

Section 5.11         Intellectual Property. The Borrower owns or possesses, or could obtain ownership or possession of, on terms not materially adverse to it, all Intellectual Property (other than certain Intellectual Property transferred to Off Madison Avenue, Inc., which transfers the Borrowers dispute, pursuant to a court order as disclosed to the Lender) necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

ARTICLE VI
AFFIRMATIVE COVENANTS.

As long as this Agreement is in effect or any Loan or any other Loan Document remains outstanding, the Borrower shall perform each of the following covenants:

Section 6.1           Continuation of Business. The Borrower will: (i) except in connection with the Asset Sale, maintain its existence (and will not materially change the nature of its business, dispose of all or a substantial portion of its assets or merge or consolidate with another party), (ii) comply with all applicable Requirements of Law, including all applicable environmental laws and all anti-corruption, anti-bribery, anti-money laundering and anti-terrorism laws; and (iii) remain qualified to do business in all applicable jurisdictions.

Section 6.2           Books, Records and Financial Information. The Borrower will (a) keep proper books and records in which full, true and correct entries shall be made in all dealings and transactions in relation to its business and activities, and (b) promptly provide the Lender with such financial statements and other information relating to the business, properties, operations, condition (financial or otherwise) or prospects of the Borrower as the Lender may from time to time request in writing.

Section 6.3           Use of Proceeds. All proceeds of the Loans shall be used solely for working capital purposes of the Borrower or in a manner which is otherwise consistent with the Initial Budget Report and Interim Budget Report (as defined in the Final Order) and Final Order.

Section 6.4            Obligation Cannot Be Modified. The Borrower agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a Reorganization Plan (and each of ReGen and RBIO, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Lender pursuant to the Final Order and described in Section 5.9 and the Liens granted to the Lender pursuant to the Final Order shall not be affected in any manner by the entry of an order confirming a Reorganization Plan.

Section 6.5           Notification of Default. The Borrower will notify the Lender promptly of any Event of Default of which the Borrower has knowledge, setting forth the details of such Event of Default.

ARTICLE VII
NEGATIVE COVENANTS.

As long as this Agreement is in effect or any Loan or any other Loan Document remains outstanding, the Borrower shall perform each of the following covenants:

Section 7.1           Fundamental Changes. The Borrower will not merge or consolidate with or into any other Person.

Section 7.2           Asset Dispositions. Except in connection with an Asset Sale, the Borrower will not sell, assign or dispose of any of its assets, revenues or other properties other than (i) sales of inventory in the ordinary course of business, and (ii) sales of obsolete or worn out property to the extent promptly replaced with other property of at least equal usefulness. Proceeds of any Asset Sale shall be distributed to the Lender in accordance with the provisions of this Agreement, and Final Order.

Section 7.3           Liens. The Borrower will not create, incur or suffer to exist any Liens on its respective property other than (i) pursuant to this Agreement, and (ii) other Liens already existing on the date hereof.

ARTICLE VIII
EVENTS OF DEFAULT.

Section 8.1           Events of Default. Upon the occurrence of any of the following events (each, an “Event of Default”):

(a)         the Borrower shall fail to pay any principal, interest or other amount when due hereunder or under the Note; or

(b)         any representation or warranty made or deemed made, or information supplied or deemed supplied, by the Borrower in connection with or related to this Agreement or any other Loan Document shall turn out to be incorrect or misleading in any material respect when made or supplied or deemed to have been made or supplied; or

(c)         the Borrower shall fail to perform or observe any term of this Agreement or any other Loan Document; or

(d)         the Borrower shall have failed to obtain on or prior to May 13, 2011, entry by the Bankruptcy Court of the Final Order, which shall not have been vacated, stayed, reversed, modified or amended in any respect such that the Lender has reasonably determined the same to be adverse to the interests of the Lender, without the prior written consent of the Lender; or

(e)         the Final Order (after having been entered by the Bankruptcy Court) (i) shall fail to be in full force and effect or (ii) shall have been stayed, reversed, modified or amended in any respect such that the Lender has reasonably determined the same to be adverse to the interests of the Lender, without the prior written consent of the Lender; or

(f)          there shall have occurred or be continuing any event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect;

(g)         the Bankruptcy Court shall not have entered an order on or before May 3, 2011, approving bidding and sale procedures in connection with the Asset Sale, which order shall (i) include, among other things, that the Bankruptcy Court shall schedule a hearing to be held on or before May 31, 2011, to consider entry of an order approving the Asset Sale and (ii) be satisfactory to the Lender in its sole discretion; or

(h)         the Bankruptcy Court shall not have entered an order on or before May 31, 2011, approving the Asset Sale, which order shall  be satisfactory to the Lender in its sole discretion;

then the Lender may, by written notice to the Borrower, declare all Loans and Note, all interest hereon and thereon and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without demand, presentment, diligence, protest or notice of any kind, all of which the each of ReGen and RBIO hereby expressly waives.

ARTICLE IX
GRANT OF SECURITY INTEREST.

Section 9.1           Grant of Security Interest. Subject to the entry and provisions of the Final Order, each of ReGen and RBIO hereby pledges to the Lender, and hereby grants to the Lender; a security interest in, general lien and mortgage on and right of set-off against, all right, title and interest of the Borrower in all of the following property now owned or at any time hereafter acquired by the Borrower in which the Borrower now has or at any time in the future may acquire any right, title or interest, in each case whether now existing or hereafter arising and whether now owned or hereafter acquired (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(1)                      all Accounts;

(2)                      all Chattel Paper;

(3)                      all Commercial Tort Claims;

(4)                      all computer programs and all Intellectual Property rights therein and all other proprietary information, including but not limited to Domain Names and Trade Secret Rights;

(5)                      all Contracts, together with all Contract Rights arising thereunder;

(6)                      all Deposit Accounts;

(7)                      all Documents;

(8)                      all Equipment;

(9)                      all General Intangibles;

(10)                    all Goods;

(11)                    all Instruments;

(12)                    all Intellectual Property;

(13)                    all Inventory;

(14)                    all Investment Property;

(15)                    all Letter-of-Credit Rights;

(16)                    all money;

(17)                    all Permits and Licenses;

(18)                    all promissory notes;

(19)                    all Real Property and fixtures;

(20)                    all Securities Accounts, together with all cash or other sums, securities and other property at any time thereafter on deposit or situate therein, credited thereto or payable thereon and all instruments, documents and other writings evidencing such accounts;

(21)                    all software and all software licensing rights, all writings, plans, specifications and schematics, all engineering drawings, customer lists, goodwill and licenses, and all recorded data of any kind or nature, regardless of the medium of recording;

(22)                    all Supporting Obligations;

(23)                    all books and records (including, without limitation, all customer data, credit files, computer programs, printouts and other computer materials and records) pertaining to the Collateral;

(24)                    to the extent not included in the foregoing list, all other personal property;

(25)                    all collateral security and guarantees given by any Person with respect to any of the foregoing; and

(26)                    all accessions to, substitutions for and all replacements, products and Proceeds of any and all of the foregoing.

Section 9.2           Remedies; Obtaining the Collateral Upon Default.

The Borrower agrees that, during the occurrence and continuance of a Default, then and in every such case, the Lender, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured party under the Uniform Commercial Code in effect at such time in all relevant jurisdictions, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions, and, without limiting the foregoing, in any event may:

(a)         personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from the Borrower or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Borrower's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Borrower;

(b)         instruct the account debtor(s) and any other obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Lender and may exercise any and all remedies of the Borrower in respect of such Collateral;

(c)         instruct all banks which have entered into a control agreement with the Lender to transfer all monies, securities and instruments held by such bank to such account as the Lender shall instruct such banks in writing; and instruct all securities intermediaries which have entered into a control agreement with the Lender to liquidate all Investment Property and/or to transfer all monies and Investment Property held by such securities intermediary to the Lender or as the Lender may direct;

(d)         sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 9.3 hereof, or direct the Borrower to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation for application in accordance with Section 9.5 below;

(e)         take possession of the Collateral or any part thereof, by directing the Borrower in writing to assemble and make available or, to the extent practicable, to deliver the same to the Lender at any reasonable place or places designated by the Lender, in which event the Borrower shall at its own expense:

(i)            forthwith cause the same to be moved to, or provide access to the Collateral at, the place or places so designated by the Lender and there delivered to the Lender;

(ii)           store and keep any Collateral so delivered to the Lender at such place or places pending further action by the Lender as provided in Section 9.3 hereof; and

(iii)          while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition;

(f)          license or sublicense, whether on an exclusive or nonexclusive basis, any Trademarks, Domain Names, Patents, Copyrights or Licenses included in the Collateral for such term and on such conditions and in such manner as the Lender shall in its sole judgment determine;

(g)         apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 9.5 hereof; and

(h)         take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607(a) of the UCC;

it being understood that the Borrower's obligation to deliver the Collateral as described above is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Lender shall be entitled to a decree requiring specific performance by the Borrower of said obligation.

Section 9.3           Remedies; Disposition of the Collateral.

If a Default shall have occurred and is continuing, then any Collateral repossessed by the Lender under or pursuant to Section 9.2 hereof and any other Collateral whether or not so repossessed by the Lender, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Lender may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of in the condition in which the same existed when taken by the Lender or after any overhaul or repair (which shall be at the expense of the Borrower) which the Lender shall determine to be commercially reasonable. Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to the respective disposition. The Lender may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Lender may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 9.3 without accountability to the Borrower. If, under applicable law, the Lender shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Borrower as hereinabove specified, the Lender need give the Borrower only such notice of disposition as shall be required by such applicable law. The Borrower agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Borrower’s expense.

Section 9.4           Waiver of Claims.

Except as otherwise provided in this Agreement, each of ReGen and RBIO hereby waives, to the fullest extent permitted by applicable law, notice and judicial hearing in connection with the Lender taking possession or the Lender’s disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies, and each of ReGen and RBIO hereby further waives, to the extent permitted by law:

(a)         all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Lender's gross negligence or willful misconduct;

(b)         all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Lender's rights hereunder; and

(c)         all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each of ReGen and RBIO, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Borrower therein and thereto, and shall be a perpetual bar both at law and in equity against the Borrower and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Borrower.

Section 9.5           Application of Proceeds. The Lender shall apply the proceeds of any collection or sale of Collateral, as well as any Collateral consisting of cash, to the Obligations in accordance with the terms of this Agreement. It is understood that the Borrower shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

Section 9.6           Duty of Care. The Lender shall exercise ordinary care in the storage or use of any Collateral in its possession. The Lender shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Lender, or as to the preservation of rights against prior parties or any other rights pertaining thereto.

Section 9.7           License. For the sole purpose of enabling the Lender to exercise rights and remedies under this Agreement (including, without limitation, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as the Lender shall be lawfully entitled to exercise such rights and remedies, to the extent of the Borrower's legal and contractual rights to make such grant, each of ReGen and RBIO hereby grants to the Lender, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Borrower) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by the Borrower, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

Section 9.8           Further Acts. The Borrower will, at its own expense and upon the reasonable request of the Lender, make, execute, endorse, acknowledge, file and/or deliver to the Lender from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments, execute and cause to be executed such control agreements, make intellectual property filings, and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Lender deems reasonably necessary or desirable to perfect, preserve or protect its security interest in the Collateral or the priority thereof.

Section 9.9           Representations Regarding Collateral. The Borrower represents and warrants to the Lender that: set forth on Schedule 9.9 is (a) the location of its chief executive office and the location of its books and records; (b) the location of the majority of the Collateral as of the date of this Agreement, and (c) the location of the remaining Collateral.  The Borrower further represents and warrants that: (x) with respect to the Borrower’s Accounts, that each existing Account represents, and each future Account will represent, a bona fide sale or lease and shipment of goods by the Borrower, or rendition of services by the Borrower, in the ordinary course of the Borrower’s business; and (y) all Documents, Instruments, and Chattel Paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be valid and genuine in all material respects.

Section 9.10         Changes. Neither ReGen nor RBIO will change its name, type of organization or jurisdiction of organization without giving at least 30 days' prior written notice to the Lender and, prior to any such change, making such filings and taking such other steps as the Lender may reasonably request to continue the perfection and priority of the Liens granted hereunder.

Section 9.11         Storage and Use. The Borrower agrees that it will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only.

Section 9.12         Inspections and Reports. The Borrower shall permit representatives and independent contractors of the Lender access to its properties and records from time to time upon the reasonable request of the Lender, and shall provide the Lender with such reports as to the Collateral as the Lender shall in its commercial judgment request from time to time; together, in each case, with a certificate of the Borrower executed by an officer thereof certifying as to the accuracy and completeness of the foregoing.

Section 9.13         Inventory. The Borrower represents and warrants that all of the Inventory owned by the Borrower is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of the Borrower's business, and is and will be fit for such purposes. The Borrower will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of the Borrower's business. The Borrower agrees that all Inventory produced by the Borrower in the United States of America will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. The Borrower will conduct a physical count of the Inventory up to once each calendar quarter at such times as the Lender requests.

Section 9.14         Equipment. The Borrower represents and warrants to the Lender and agrees with the Lender that all of the Equipment owned by the Borrower is and will be used or held for use in the Borrower's business (other than obsolete Equipment), and is and will be fit for such purposes. The Borrower shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof. The Borrower will not, without the Lender's prior written consent, alter or remove any identifying symbol or number on any of the Borrower's Equipment constituting Collateral.

Section 9.15         Right to Cure. The Lender may, in its discretion, pay any amount or do any act required of the Borrower hereunder in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Lender's Liens therein, and which the Borrower fails to pay or do, including payment of any judgment against the Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's or bailee's claim, and any other Lien upon or with respect to the Collateral; provided, however, that the Lender shall not be under any obligation to take any such action. Any payment made or other action taken by the Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

Section 9.16         Filings. The Lender is hereby authorized to file such financing statements with respect to this Agreement, with or without the Borrower’s signature, or to file a photocopy of this Agreement in substitution for a financing statement, as the Lender may deem appropriate and to execute in the Borrower's name such financing statements and amendments thereto and continuation statements which may require the Borrower's signature.

Section 9.17         Borrower Remains Liable. It is expressly agreed by the Borrower that, anything herein to the contrary notwithstanding, the Borrower shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Lender shall not have any obligation or liability under any contract or license by reason of or arising out of this Agreement or the granting herein of a Lien thereon or the receipt by the Lender of any payment relating to any contract or license pursuant hereto. The Lender shall not be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Section 9.18         Power of Attorney. Each of ReGen and RBIO hereby constitutes and appoints the Lender its true and lawful attorney, with full power (in the name of the Borrower or otherwise), to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to the Borrower under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Lender may deem to be necessary or advisable to protect the interests of the Lender, which appointment as attorney is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, at any time after the occurrence of an Event of Default, the Lender is hereby authorized and empowered to:

(a)         endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Lender's possession;

(b)         sign the Borrower’s name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure;

(c)         notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Lender and to receive, open and dispose of all mail addressed to the Borrower;

(d)         send requests for verification of Accounts to customers;

(e)         complete in the Borrower’s name or the Lender's name, any order, sale or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof;

(f)          clear Inventory through customs in the Borrower's name, the Lender's name or the name of the Lender's designee, and to sign and deliver to customs officials limited powers of attorney in the Borrower's name for such purpose; and

(g)         do all things necessary to carry out this Agreement. The Borrower ratifies and approves all acts of such attorney done in accordance with the power set forth herein. The Lender nor its attorneys or agents will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their own willful misconduct. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied.

ARTICLE X
MISCELLANEOUS.

Section 10.1         Payment of Expenses, Indemnification. Whether or not any Loan is made to the Borrower, the Borrower agrees to pay, and to reimburse the Lender for all of the Lender's costs and expenses (including any stamp duty, registration, documentary, excise and any other similar taxes payable) in connection with the preparation, negotiation, execution and delivery of this Agreement and each other Loan Document, any amendment or waiver to this Agreement or any other Loan Document, the collection or other enforcement of this Agreement or any other Loan Document, the perfection and priority of any Collateral, and the preservation of any and all rights of the Lender hereunder and under the other Loan Documents, including, without limitation, all fees and expenses of all counsels to the Lender in connection with any of the foregoing.  Payment of such expenses shall be made on or after the earlier of (i) the acceleration of the Borrower’s obligations hereunder due to the occurrence of an Event of Default or (ii) the Maturity Date.  In addition, each of ReGen and and RBIO hereby releases and agrees to indemnify the Lender from and against all liabilities, losses, damages, penalties, judgments, suits or costs of any kind whatsoever with respect to this Agreement or any other Loan Document or any Loan or other advance or any matter related hereto or thereto (all of the foregoing, collectively, the “Indemnified Liabilities”), except for Indemnified Liabilities caused directly by the Lender's gross negligence or willful misconduct. Without limiting the survival of any other provisions of this Agreement or the other Loan Documents, the terms of this Section shall survive payment of the Loans and termination of this Agreement and the other Loan Documents.

Section 10.2         Notices. Any notice, demand, waiver, consent, or any other communication under this Agreement or any other Loan Document must be in writing to be effective and will be hand-delivered or sent by registered mail or by fax to the following addresses:

(a)         for the Borrower,

  ReGen Biologics, Inc.
  411 Hackensack Avenue
  Hackensack, NJ  07601
  Attention: Gerald E. Bisbee, Jr., Ph.D.
  Telecopy: 201.651.5141

  With a copy to:

  Pillsbury Winthrop Shaw Pittman LLP
  1650 Tysons Boulevard
  McLean, VA 22102
  Attention: David C. Main, Esq.
  Telecopy: 703.770.7901

(b)         for the Lender,

  Sports Medicine Holding Company, LLC
  c/o Ivy Capital Partners, LLC
  One Paragon Drive, Suite 125
  Montvale, NJ 07645
  Attention: Robert W. Pangia
  Telecopy:  201.573.8403

  With a copy to:

  DLA Piper LLP (US)
  1251 Avenue of the Americas, 27th Floor
  New York, NY 10020
  Attention: Jamie Knox, Esq.
  Telecopy: 212.884.8692

or such other address, or fax number or to the attention of such other individual which either party may from time to time notify the other in writing. Any notice delivered by hand or by registered mail will be deemed to have been given when received, and if transmitted by fax, on the day of transmission with answerback received, unless such day is not a Business Day, in which case the following Business Day.

Section 10.3         Successors and Assigns. This Agreement and each other Loan Document shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns. The Borrower shall not assign or transfer its rights or obligations under this Agreement or any other Loan Document without the prior written consent of the Lender, and any purported assignment or transfer by the Borrower without such consent shall be void. The Lender may assign or transfer its obligations (if any) and rights under the Loan Documents to any other Person with prompt subsequent notice to the Borrower.

Section 10.4         Governing Law. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York, which is expressly made applicable hereto).

Section 10.5         Submission to Jurisdiction.

(a)         The Borrower irrevocably agrees that any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document, shall be brought and adjudicated in the Bankruptcy Court, and each of RBIO and ReGen hereby submits, on behalf of itself and its properties, to the exclusive jurisdiction of the Bankruptcy Court for the purposes of any such suit, action or proceeding. Each of RBIO and ReGen hereby irrevocably waives any objection it may have to the laying of venue of any such suit, action or proceeding in the Bankruptcy Court, and any claim that such suit, action or proceeding has been brought in an inconvenient forum,

(b)         The Borrower irrevocably agrees that any writ, summons or other process or notice of motion or any other application to the Bankruptcy Court may be served within or without such court's jurisdiction by registered mail at the address of the Borrower as set forth in this Agreement or at such other address as the Borrower may designate in writing in accordance with this Agreement, or by personal service; provided that a reasonable time for appearance is allowed in accordance with applicable New York or US federal law. In addition, the Borrower agrees to service of process by mail at its address indicated in the records of the Lender. Nothing in this Agreement shall limit the ability of the Lender to commence or adjudicate any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any other jurisdiction, or to serve any writ, summons, process or notice of motion or application by any other means permitted by applicable law.

(c)         Each of RBIO and ReGen hereby irrevocably agrees that the Lender shall not be liable for any special, indirect or consequential damages arising out of any claim related to this Agreement or any other Loan Document or Collateral any related transaction or document (including, but not limited to, loss of profit) irrespective of whether the Lender has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 10.6        WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING THAT MAY RELATE TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY RELATED DOCUMENT OR TRANSACTION.

Section 10.7         Severability. If any provision of this Agreement or any other Loan Document is invalid, unenforceable or illegal for any reason, such provision shall be deemed to be excised from this Agreement or such other Loan Document, as the case may be, and shall not affect the validity, enforceability or legality of any other provision of this Agreement or such other Loan Document.

Section 10.8         Amendment or Waiver. No provision of this Agreement or any other Loan Document may be amended, modified or waived other than by a written document signed by the Borrower and the Lender.

Section 10.9         Remedies Cumulative. No failure of the Lender to exercise, and no delay in exercising, any rights or remedies under this Agreement or under any other Loan Document shall constitute a waiver thereof, nor shall any single or partial exercise preclude any additional or further exercise of any rights or remedies. The rights of the Lender under this Agreement and the other Loan Documents are cumulative and in addition to any other rights provided by contract or by applicable law,

Section 10.10       Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements or understandings, written or oral, with respect thereto.

Section 10.11       Survival. All indemnities set forth in this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder and under the Note.

Section 10.12       Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered (including by facsimile or other electronic transmission) shall be an original, but all of which shall together constitute one and the same instrument.

Section 10.13       Headings Descriptive. The headings of the articles and sections of this Agreement and the table of contents, if any, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

REGEN BIOLOGICS, INC., as the Borrower

By:	/s/ Gerald E. Bisbee, Jr., Ph.D
Name: Gerald E. Bisbee, Jr., Ph.D
Title: President and CEO

RBIO, INC., as the Borrower

By:	/s/ Gerald E. Bisbee, Jr.
Name: Gerald E. Bisbee, Jr., Ph.D
Title: President and CEO

SPORTS MEDICINE HOLDING COMPANY LLC., as the Lender

By:	/s/ Robert Pangia
Name: Robert Pangia
Title: Manager

EXHIBIT A

FORM OF NOTE

$________________	New York, New York

__________________, 2011

FOR VALUE RECEIVED, the undersigned, REGEN BIOLOGICS, INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of SPORTS MEDICINE HOLDING COMPANY LLC, a Delaware limited liability company (“Lender”) in lawful money of the United States of America and in immediately available funds, the principal amount of ONE MILLION FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($1,400,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans referred to below) payable on the Maturity Date or such other dates and in the principal amounts provided in the DIP Loan Agreement (as hereinafter defined).

The undersigned further agrees that interest shall accrue and be payable on the unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rate per annum set forth in Section 2.5(a) of the DIP Loan Agreement, as such rate may be increased to the default rate in accordance with Section 2.5(d) during the continuance of any default.  Interest shall be payable on the Maturity Date.  The holder of this Promissory Note (the “Note”) is authorized to endorse the date and amount of the Loans evidenced hereby and the date and amount of each payment or prepayment of principal with respect thereto on Schedule 1 annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsements shall constitute conclusive evidence of the accuracy of the information endorsed in the absence of manifest error, provided that failure by the Lender to make any such endorsement on this Note or any error with respect to such endorsement shall not affect the obligations of Borrower under this Note, the DIP Loan Agreement or any other Loan Document.

This Note (i) is the Note referred to in the DIP Loan Agreement dated April __, 2011 by and between Borrower and Lender (as amended, supplemented or otherwise modified from time to time, the “DIP Loan Agreement”), (ii) is entitled to the benefits thereof, (iii) is secured as provided therein, and (iv) is subject to optional and mandatory prepayment in whole or in part as provided therein.  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the DIP Loan Agreement.

After the occurrence of any one or more of the Events of Default specified in the DIP Loan Agreement, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable, all as provided therein.

Maker hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THE PLACE OF NEGOTIATION, EXECUTION AND DELIVERY OF THIS NOTE IS THE STATE OF NEW YORK. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  IT IS THE INTENT OF MAKER THAT THE PROVISIONS OF SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THIS NOTE.

REGEN BIOLOGICS, INC.

By:
Name:
Title:

SCHEDULE 1 TO NOTE

Dates and Amount of Loan or Payment/Prepayment

		Amount of	Balance	Notation
Date	Amount of Loan	Payment/Prepayment	Outstanding	Made by